UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2012

EDISON INTERNATIONAL
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-9936	95-4137452
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2244 Walnut Grove Avenue
(P.O. Box 976)
Rosemead, California 91770
(Address of principal executive offices, including zip code)

626-302-2222
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report and its exhibits include forward-looking statements. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International. Edison International has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with Edison International's Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent Quarterly Reports on Form 10-Q.

Item 1.01	Entry into a Material Definitive Agreement
See Item 2.01 below, which is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets
On December 17, 2012 (the “Petition Date”), Edison Mission Energy (“EME”), an indirect, wholly-owned subsidiary of Edison International, and certain of its wholly-owned subsidiaries (the “Debtor Entities”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Bankruptcy Court”). The Debtor Entities will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The employees of Edison International who were serving on the EME Board of Directors immediately prior to the filing of the petitions have resigned as EME directors.
Edison International has determined that, as a result of the bankruptcy filing and beginning on the Petition Date, EME and the other Debtor Entities will be deconsolidated from Edison International's financial statements. Edison International expects to impair its investment in EME and the other Debtor Entities to its estimated fair value of zero. Edison International expects to record an after tax charge of approximately $1.5 billion during the fourth quarter as a result of the deconsolidation of EME, recognition of losses previously deferred in accumulated other comprehensive income, estimated assumed liabilities under the support agreement described below and related items. Edison International also expects to account for EME as a discontinued operation in its 2012 financial statements. In connection with the deconsolidation of EME and the other Debtor Entities, Edison International is filing herewith certain pro forma financial information, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.
EME, Edison International and certain of EME's senior unsecured noteholders have entered into a Transaction Support Agreement dated December 16, 2012 (the “Support Agreement”), in which each party agrees to support Bankruptcy Court approval of certain transactions. Pursuant to the Support Agreement:

•
Within 150 days following the Petition Date, EME will seek authority from the Bankruptcy Court to enter into a settlement transaction with Edison International and certain of EME's senior unsecured noteholders (the “Settlement Transaction”).

•
Under the Settlement Transaction, certain claims between Edison International, EME and the noteholders who have signed the Support Agreement will be released in accordance with the terms of the Support Agreement.

•
The parties will seek approval by the Bankruptcy Court within 210 days following the Petition Date of the release described above and if the Bankruptcy Court does not grant approval within that period, the Support Agreement is subject to termination.

•
Edison International and EME will continue to provide ongoing shared services to each other in the ordinary course, consistent with the same terms and conditions on which those services have been provided in the past.

•
Upon court approval of the Settlement Transaction and the release contained therein, the tax allocation agreements with respect to EME will be extended through the earlier of the effective date of a plan of reorganization or December 31, 2014.

•	Edison International will cease to own EME when EME emerges from bankruptcy pursuant to a plan of reorganization.

•
Upon effectiveness of EME's plan of reorganization, Edison International will assume certain of EME’s employee retirement related liabilities of approximately $200 million, which is the estimated unfunded benefit obligation as of December 31, 2014.

•
Prior to consummation of the Settlement Transaction and release contained therein, EME may terminate the Support Agreement and consider any alternative transaction in accordance with its fiduciary duties.

The foregoing summary of the Support Agreement, including the exhibits attached thereto, is qualified in its entirety by reference to the complete text of the Support Agreement, including the exhibits attached thereto, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by EME on December 17, 2012, and which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(b)	Pro Forma Financial Information
Unaudited Pro Forma Consolidated Financial Information is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

(d)	Exhibits

2.1	Support Agreement, dated December 16, 2012, by and among Edison Mission Energy, Edison International and the Consenting Noteholders identified therein.*
_________________

*	Filed as an exhibit to the Form 8-K filed by EME on December 17, 2012 and incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)
/s/ Mark C. Clarke
Mark C. Clarke
Vice President and Controller
Date: December 17, 2012

EXHIBIT INDEX

Exhibit No.	Description

2.1	Support Agreement, dated December 16, 2012, by and among Edison Mission Energy, Edison International and the Consenting Noteholders identified therein.*

99.1	Unaudited Pro Forma Consolidated Financial Information.

_________________

*	Filed as an exhibit to the Form 8-K filed by Edison Mission Energy on December 17, 2012 and incorporated by reference herein.

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